Exhibit 99.1

NEWS RELEASE

5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
	www.analex.com	Release:	IMMEDIATE
		For:	ANALEX CORPORATION
Contact:	Amber Gordon		(Symbol: NLX)
(703) 329-9400

Analex Announces Stockholder Approval and

Completion of Pequot Investment;

Changes to Board of Directors

Alexandria, VA, December 9, 2003 — Analex Corporation (Amex: NLX) today announced that its stockholders approved a $25 million investment by Pequot Ventures, the private equity arm of Pequot Capital Management, Inc., and also voted to approve an amendment to the Company’s certificate of incorporation to increase its authorized capital stock.

As previously announced and described in the Company’s proxy materials, Pequot purchased $15 million of convertible preferred stock, the proceeds of which are intended to provide Analex with funds to support future acquisitions, as well as $10 million aggregate principal amount of convertible secured subordinated promissory notes from Analex, the proceeds of which were used by Analex primarily to repurchase the equity holdings of Analex Chairman Jon Stout, his family members, and certain entities controlled by Mr. Stout and his family.

Analex also announced that Pequot Managing Director Gerald Poch and General Partner Martin Hale, Jr. have joined the Company’s Board of Directors. As planned, Mr. Stout, Shawna Stout, Gerald R. McNichols and Alan L. Kaplan have resigned from the Board. In addition to Messrs. Poch and Hale, the Company’s Board now consists of Sterling E. Phillips, Jr., Analex President and CEO, Peter C. Belford, Sr., Lt. Gen. (ret) Lincoln D. Faurer and Daniel R. Young. An additional board member will be appointed to the Board by mutual agreement of Analex and Pequot.

Mr. Poch noted, “Analex is well positioned to become a leading provider of high end intelligence and systems engineering services in support of our Nation’s security agencies.” Mr. Poch added, “Analex’s recent recognition as Small Business Prime Contractor of the Year by NASA Kennedy Space Center confirms the quality of Analex’s deliverables.”

Mr. Phillips said, “Analex has made excellent progress over the past three years. I am confident that with this capital and continued growth in the Analex team, we can achieve significant growth in the future. Pequot is the right partner for Analex. In addition to the considerable financial resources they bring, they also have a track record of providing invaluable guidance and direction to small and mid-sized companies.”

ANALEX specializes in developing intelligence, systems engineering and biodefense services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and developing medical defenses and treatments for infectious agents used in biological warfare and terrorism. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com. Analex investor relations can be contacted at (703) 329-9400 or via email at amber.gordon@analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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